Exhibit 32

                    STATEMENT OF CHIEF EXECUTIVE OFFICER AND
             CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. ss. 1350


         In connection with the Quarterly Report on Form 10-QSB for the period ended September 30, 2003 (the "Form 10-QSB") of Guaranty Financial Corporation (the "Company"), we, William E. Doyle, Jr., President and Chief Executive Officer of the Company, and Tara Y. Harrison, Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge:

         (a) the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

         (b) the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented in the Form 10-QSB.



Date:  November 14, 2003                    /s/ William E. Doyle, Jr.
                                           -------------------------------------
                                           William E. Doyle, Jr.
                                           President and Chief Executive Officer





Date:  November 14, 2003                   /s/ Tara Y. Harrison
                                           -------------------------------------
                                           Tara Y. Harrison
                                           Chief Financial Officer